UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 3, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Eagleview Boulevard, Suite 300, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 359-7228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2014, WPCS International Incorporated (the “Company”) entered into an asset purchase agreement (the “Agreement”) by and among the Company, WPCS International-Seattle, Inc. (“WPCS-Seattle”) and EC Company, as purchaser. Pursuant to the Agreement, the Company agreed to sell substantially all of the assets of WPCS-Seattle to EC Company for approximately $2.7 million in an all cash transaction. The final closing price is subject to adjustment based on the value of the assets on the closing date. The consummation of the sale is subject to the approval of the Company’s stockholders and the NASDAQ Capital Market. Neither, the Company nor WPCS-Seattle had any prior relationship with EC Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Asset Purchase Agreement by and among WPCS International Incorporated, WPCS-Seattle and EC Company dated March 31, 2014.
99.01	Press Release dated April 3, 2014.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: April 3, 2014	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer